Exhibit 99.1

CORRECTING and REPLACING -- Determine Announces Second Quarter Fiscal 2019 Financial Results

Determine Cloud Platform Technology Continues to Attract New Customers in US and Europe and Increase Customer Migration and Expansion

CARMEL, IN – November 15, 2018 (GLOBE NEWSWIRE) – On November 13, 2018, the Company issued a press release reporting financial results for the second fiscal quarter ended September 14, 2018. On November 15, 2018, the Company issued a new version of the release to update the presentation of two items: 1) non-GAAP EPS for the six months ended September 20, 2018 and 2) Reconciliation of Cash for the six months ended September 30, 2017.

CARMEL, IN – November 13, 2018 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its second quarter ended September 30th, 2018.

Q2 FY2019 GAAP Financial Highlights:

●

GAAP Revenue was $5.7 million in Q2 FY2019, compared to $6.0 million in Q1 FY19, representing a 5.1% decrease quarter-over-quarter, and compared to $6.9 million in Q2 FY2018 GAAP Revenue, representing a 16.8% decrease year-over-year.

●

GAAP gross profit percentage was 48.1% in Q2 FY2019, compared to 43.5% in Q1 FY2019, representing a 4.6 point increase quarter-over-quarter, and compared to 49.8% in Q2 FY2018, representing a 1.7 point decrease year-over-year.

●	Deferred revenues decreased to $8.0 million from $9.3 million in Q1 FY2019.
●

GAAP net loss was $3.6 million, or $0.24 per share in Q2 FY2019, compared to $4.1 million or $0.27 per share in Q1 FY2019, representing a gain of $0.03 per share quarter-over-quarter; in Q2 FY2018, the GAAP net loss was $2.7 million or $0.18 per share.

(in thousands, except per share amounts)
GAAP Financial Measures	Q2	Q1	Q2	Change	Change
	FY 2019	FY 2019	FY 2018	Q/Q	Y/Y
Revenue - total	$5,734	$6,040	$6,888	(5.1%)	(16.8%)
Revenue - recurring	$5,044	$5,251	$5,545	(3.9%)	(9.0%)
Revenue - non-recurring	$690	$789	$1,343	(12.5%)	(48.6%)
Gross profit - total	$2,759	$2,627	$3,432	5.0%	(19.6%)
Gross profit - recurring	$3,115	$3,145	$3,371	(1.0%)	(7.6%)
Gross (loss)/profit - non-recurring	$(356)	$(518)	$61	(31.3%)	(683.6%)
Gross margin - total	48.1%	43.5%	49.8%	4.6 pts	(1.7 pts )
Gross margin - recurring	61.8%	59.9%	60.8%	1.9 pts	1.0 pts
Gross margin - non recurring	(51.6%)	(65.7%)	4.5%	14.1 pts	(56.1 pts )
Net loss	$(3,583)	$(4,069)	$(2,671)	(11.9%)	34.1%
EPS	$(0.24)	$(0.27)	$(0.18)	$0.03	$(0.06)

Q2 FY2019 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $5.7 million in Q2 FY2019, compared to $6.0 million in Q1 FY2019, representing a 5.1% decrease quarter-over-quarter, and compared to $6.9 million in Q2 FY2018, representing a 16.8% decrease year-over-year.

●

Non-GAAP gross profit percentage was 52.8% in Q2 FY2019, compared to 48.5% in Q1 FY2019, representing a 4.4% increase quarter-over-quarter, and 54.9% in Q2 FY2018, representing a 2.1% decrease year-over-year.

●

Non-GAAP net loss was $2.6 million in Q2 FY2019, or $0.17 per share, compared to a net loss of $2.9 million in Q1 FY2019, or $0.20 per share, representing a $0.03 increase quarter-over-quarter. Q2 FY2018 had a non-GAAP net loss of $1.5 million or $0.10 per share, representing a $0.07 decrease year-over-year.

●	Billings decreased 25.4% to $4.5 million in Q2 FY2019 from $6.0 million in Q2 FY2019. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP EBITDA was a $1.5 million loss in Q2 FY2019, compared to a loss of $0.6 million in Q2 FY2018, representing a decrease of $0.9 million year-over-year.

(in thousands, except per share amounts)
Non-GAAP Financial	Q2	Q1	Q2	Change		Change
Measures	FY 2019	FY 2019	FY 2018	Q/Q		Y/Y
Revenue - total	$5,734	$6,040	$6,888	(5.1%	)	(16.8%	)
Revenue - recurring	$5,044	$5,251	$5,545	(3.9%	)	(9.0%	)
Revenue - non-recurring	$690	$789	$1,343	(12.5%	)	(48.6%	)
Gross profit - total	$3,030	$2,929	$3,784	3.5%		(19.9%	)
Gross profit - recurring	$3,372	$3,434	$3,675	(1.8%	)	(8.2%	)
Gross (loss)/profit - non-recurring	$(342)	$(505)	$109	32.3%		(413.8%	)
Gross margin - total	52.8%	48.5%	54.9%	4.4 pts		(2.1 pts	)
Gross margin - recurring	66.9%	65.4%	66.3%	1.5 pts		0.6 pts
Gross margin - non recurring	(49.6% )	(64.0% )	8.1%	14.4 pts		(57.7 pts	)
Net loss	$(2,557)	$(2,944)	$(1,506)	13.2%		(69.8%	)
EPS	$(0.17)	$(0.20)	$(0.10)	$0.03		$(0.07)
Billings	$4,468	$5,743	$5,991	(22.2%	)	(25.4%	)

“Helping companies - and entire industries - work smarter and more efficiently is the guiding principle on which Determine was founded. We are now aggressively expanding the application of those two concepts across the company as we position for increased success, most notably in our customer acquisition and management teams.

Recently, Determine announced that Gérard Dahan has taken over leadership of worldwide marketing, sales and customer management as Determine’s newly named Global Chief Revenue and Marketing Officer. This is one part of our diligence in reshaping and streamlining our ecosystem of stakeholders, roles, responsibilities, KPIs and compensation. While it’s still early in the process, the entire company is rallying around the new Sales, Marketing and Customer Management structure to support its success.

In terms of fiscal efficiency, Determine has been vigorously eliminating costs, including over $2 million in annual expenses across the board since mid-year. The company will continue to make additional cost management adjustments opportunistically.

We are continuing to efficiently and effectively deliver the Determine message to prospects and customers who seek to derive bottom-line value from our best-in-class modular Source-to-Pay and Enterprise Contract Management Solutions.”

— Patrick Stakenas, President and CEO and Director, Determine, Inc.

Determine Business Highlights:

●

Customer Satisfaction and Vendor Reference Scores Drive Outstanding Results for Determine, Inc. on its Third Consecutive Gartner Magic Quadrant for Procure-to-Pay: Source-to-pay and contract management innovator ranks in the top quartile among all vendors.

●

Determine, Inc. Scores its Sixth Gartner Magic Quadrant for Strategic Sourcing Since 2010, Ranking High in Support and Services Sourcing: Source-to-pay and contract management powerhouse continues to achieve outstanding innovation and customer satisfaction scores.

●

Determine, Inc. Earns High Marks with Spend Matters: Solidifies Position in Top Analyst Firm Spend Matters Q3 2018 SolutionMap Rankings: Innovation excellence lands firmly in five procurement, invoicing, contract management and sourcing categories.

●

Determine Launches Determine CLM App on Salesforce AppExchange: The Determine CLM app, available with all CLM deployments and stand-alone, integrates sell-side contracts with Determine Contract Management.

●

Determine, Inc. Drives Advanced Levels of Innovation With New Determine Cloud Platform Release 18.3: Release 18.3 streamlines process efficiency with innovative features that enhance user flexibility, simplicity and configurability.

●

Q2 FY2019 Customer Announcements: During Q2 FY2019, Determine announced new customer accounts and cloud platform adoption by existing customers in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions.

○

Leading French Group SQLI Selects the Determine Cloud Platform for Procure-to-Pay and Contract Management: SQLI, the world’s leading partner for defining, implementing and managing digital transformations, chooses Determine for ease of use and configurability.

○

LegalZoom Maximizes Contract Management Capabilities with Determine Cloud Platform: Long-time customer LegalZoom, the leading provider of legal solutions for businesses and families migrates to Determine Contract Management on the Determine Cloud Platform.

○

One of the World’s Largest Multinational Entertainment Conglomerates Expands Global Footprint on the Determine Cloud Platform: Leveraging the complete source-to-pay spectrum to drive market and revenue opportunities

●

Annualized Bookings: In Q2 FY2019, the revenue team delivered approximately $456K in annualized bookings. Banking, Chemicals, Electronics, Healthcare, Manufacturing, Pharmaceutical, Retail, Technology, and Transportation were particularly standout industry verticals.

●

Determine Continues Thought Leadership: In Q2 FY2019, Determine continued to provide meaningful educational resources to inform customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

○

Determine, Inc. Showcases Advanced Source-to-Pay and Procurement Innovation at eWorld Procurement & Supply in London: Event highlights include demonstrations and speaker presentation by Chief Product Officer Julien Nadaud.

○

Source-to-Pay Pioneer Determine, Inc. and Customer Watermark Retirement Communities Bring Agile Best Practices to ProcureCon Indirect West: Presenting how modular solutions accelerate time-to-efficiency.

○

Determine, Inc. and PayStream Advisors Present Latest Trends in Sourcing and CLM in Live Webinar: 2018 Sourcing and Contract Management Strategies to Watch explores research insights, use cases and provide action items to improve processes and strategies.

Conference Call and Webcast: Tuesday, November 13, 2018 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=132114

Replay Dial-in Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From: 11/13/18 at 8:00 pm Eastern Time

To: 11/20/18 at 11:59 pm Eastern Time

Replay Pin Number: 13684754

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP gross profit is the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings is an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: determine.com.

Contact

Media Relations:

Mike Mitchell

Determine, Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

Revenues:
Recurring revenues	$5,044	$5,545	$10,295	$10,845
Non-recurring revenues	690	1,343	1,479	3,031
Total revenues	5,734	6,888	11,774	13,876

Cost of revenues:
Cost of recurring revenues	1,929	2,174	4,035	3,960
Cost of non-recurring revenues	1,046	1,282	2,353	2,799
Total cost of revenues	2,975	3,456	6,388	6,759

Gross profit:
Recurring gross profit	3,115	3,371	6,260	6,885
Non-recurring gross (loss) profit	(356)	61	(874)	232
Total gross profit	2,759	3,432	5,386	7,117

Operating expenses:
Research and development	1,195	1,008	2,371	2,074
Sales and marketing	2,491	2,694	5,582	5,190
General and administrative	2,225	1,805	4,230	3,877
Total operating expenses	5,911	5,507	12,183	11,141

Loss from operations	(3,152)	(2,075)	(6,797)	(4,024)

Other expense, net	(419)	(568)	(755)	(746)
Net loss before income tax	(3,571)	(2,643)	(7,552)	(4,770)

Provision for benefit from income taxes	(12)	(28)	(100)	(11)
Net loss	$(3,583)	$(2,671)	$(7,652)	$(4,781)

Basic and diluted net loss per share	$(0.24)	$(0.18)	$(0.50)	$(0.35)

Determine, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Reconciliation of total revenue:
U.S. GAAP as reported	$5,734	$6,888	$11,774	$13,876
Non-GAAP revenue	$5,734	$6,888	$11,774	$13,876

Reconciliation of gross profit:
U.S. GAAP as reported	$2,759	$3,432	$5,386	$7,117
Adjustments:
Amortizaton of acquisition	250	260	503	511
Stock based compensation	17	92	58	121
Severance	4	-	12	38
Non-GAAP gross profit	$3,030	$3,784	$5,959	$7,787

Reconciliation to non-GAAP net loss:
Net loss	$(3,583)	$(2,671)	$(7,652)	$(4,781)
Stock-based compensation expense	534	621	1,071	1,206
Amortization on intangibles	457	542	1,000	1,074
Severance costs	35	2	80	43
Non-GAAP net loss	$(2,557)	$(1,506)	$(5,501)	$(2,458)

Non-GAAP basic and diluted net loss per share	$(0.17)	$(0.10)	$(0.36)	$(0.18)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributible to common shareholders	15,101	14,784	15,154	13,545

Determine, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Statements of comprehensive loss:
Consolidated net loss	$(3,583)	$(2,671)	$(7,652)	$(4,781)
Foreign currency translation adjustments, net	(60)	460	(457)	771
Other comprehensive income	-	103	-	(11)
Comprehensive loss	$(3,643)	$(2,108)	$(8,109)	$(4,021)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2018	2018
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$7,532	$9,928
Accounts receivable, net of allowance for doubtful accounts	3,880	6,605
Restricted cash	26	28
Prepaid expenses and other current assets	2,185	1,542
Total current assets	13,623	18,103

Property and equipment, net	120	90
Capitalized software development costs, net	3,343	2,994
Goodwill	15,026	15,458
Other intangibles, net	2,824	3,952
Other assets	1,646	1,467
Total assets	$36,582	$42,064

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Credit facility	$13,805	$12,128
Accounts payable	2,453	2,371
Accrued payroll and related liabilities	1,950	1,986
Other accrued liabilities	2,749	2,239
Deferred revenue	7,957	9,487
Income tax payable	52	48
Total current liabilities	28,966	28,259

Long-term deferred revenue	51	84
Convertible note, net of debt discount	7,922	7,475
Other long-term liabilities	1,739	1,306
Total liabilities	38,678	37,124

Total stockholders' equity (deficit)	(2,096)	4,940
Total liabilities and stockholders' equity (deficit)	$36,582	$42,064

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30, 2018	September 30, 2017

Operating activities
Net loss	$(7,652)	$(4,781)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	2,142	1,993
Stock-based compensation expense	1,000	1,206
Interest expense paid in kind as convertible note debt	447	394
Income tax expense (benefit)	101	13
Unrealized currency translation losses (gains)	199	(357)
Changes in assets and liabilities:
Accounts receivable, net	1,952	438
Prepaid expenses and other current assets	128	(51)
Other assets	60	571
Accounts payable	82	(272)
Accrued payroll and related liabilities	(36)	220
Other accrued liabilities and other long-term liabilities	584	187
Deferred revenue	(1,563)	(1,113)
Net cash used in operating activities	(2,556)	(1,552)

Investing activities
Purchase of property and equipment	(58)	(17)
Capitalized software development costs, net	(1,379)	(1,162)
Net cash used in investing activities	(1,437)	(1,179)

Financing activities
Credit facility borrowing	21,822	17,002
Credit facility payment	(20,156)	(16,893)
Proceeds from issuance of stock, net of issuance costs	-	4,909
Issuance of stock under employee stock purchase plan	72	73
Net employee withholding taxes paid in connection to issuance of restricted stock	(7)	(41)
Repayment of loan	-	(97)
Proceeds from exercise of stock options	-	1
Net cash provided by financing activities	1,731	4,954

Effect of exchange rate changes on cash	(136)	102

Net (decrease) increase in cash, cash equivalents and restricted cash	(2,398)	2,325
Cash, cash equivalents and restricted cash at beginning of the period	9,956	9,463
Cash, cash equivalents and restricted cash at end of the period	$7,558	$11,788

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$7,532	$11,761
Restricted cash	26	27
Total cash, cash equivalents and restricted cash	$7,558	$11,788

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

Total revenues	$5,734	$6,888	$11,774	$13,876
Deferred revenue:
End of period	8,008	8,967	8,008	8,967
Beginning of period	9,274	9,864	9,571	10,080
Change in deferred revenue	(1,266)	(897)	(1,563)	(1,113)
Total billings (total revenues plus the change in deferred revenue)	$4,468	$5,991	$10,211	$12,763

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(2,557)	$(1,506)	$(5,501)	$(2,458)
Interest	459	453	794	893
Depreciation	538	424	1,043	771
Income tax expense (benefit)	11	27	100	10
Non-GAAP EBITDA net loss	$(1,549)	$(602)	$(3,564)	$(784)